                                                                    EXHIBIT 10.2


                    EMPLOYMENT AND NON-COMPETITION AGREEMENT

         THIS EMPLOYMENT AGREEMENT AND NON-COMPETITION AGREEMENT
("Agreement") is made and entered into as of the 3rd day of April, 2000, by and between PRIMIS, INC., a Georgia corporation (the "Company"), and David A. Post, an individual ("Employee").

         RECITAL:

         Employee desires to be employed by the Company and the Company desires to employ Employee on the terms and conditions hereinafter provided.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed by and between the parties hereto as follows:

         1. EMPLOYMENT. The Company hereby employs Employee and Employee accepts employment by the Company and agrees to serve the Company, upon the terms and conditions hereinafter set forth.

         2. TERM. Employee's employment shall be for a term commencing on the date hereof and ending on April 3, 2004, unless Employee's employment terminates prior thereto as provided in Section 6 (the "Term"). Thereafter, this Agreement shall continue in full force and effect, except that Section 6 shall no longer be applicable, and either party hereto may terminate Employee's employment hereunder upon ninety (90) days prior written notice to the other.

         3. DUTIES. Employee shall be employed by the Company as Executive Vice President of the Company, having responsibility for the Finance, Strategic Planning, and Merger and Acquisition functions of the Company's business. So long as Employee is employed hereunder, Employee agrees to devote his full business time and energy to the business and affairs of the Company, to perform his duties hereunder to the best of his ability and at a level of competency consistent with the position occupied, to act on all matters in a manner Employee reasonably believes to be in and not opposed to the best interests of the Company, to use his best efforts, skill and ability to promote the profitable growth of the Company, and to perform such other duties as may be assigned to him by the Company's Chief Executive Officer, Chairman or by the Company's Board of Directors ("Board") from time to time.

         4. COMPENSATION AND BENEFITS. For all services rendered by Employee, the Company shall pay compensation and provide benefits to Employee as follows:

                  A. SALARY. The Company shall pay Employee an annual salary ("Salary") of Two Hundred Thousand Dollars ($ 200,000), payable not less frequently than monthly. At least once every twelve (12) months the Board shall review Employee's Salary and make such adjustments to the Salary as it reasonably deems appropriate, provided that the Salary shall not be reduced.

                  B. INCENTIVE CASH BONUS. See bonus plan attached hereto as Exhibit A.

                  C. BUSINESS EXPENSES. The Company shall reimburse Employee for reasonable direct out-of-pocket ordinary and necessary expenses, including trade association dues, if any, incurred by Employee in the performance of services hereunder and for which Employee properly accounts in accordance with the Company's regulations and procedures in effect from time to time.

                  D. ADDITIONAL BENEFITS. Employee shall be entitled to participate on the same terms and conditions as employees similarly situated in any and all employee retirement, medical, life and disability insurance, vacation and other benefits plans and perquisites as may be established and in effect from time to time and made available to employees of the Company.

         5. WITHHOLDING. The Company shall be authorized to deduct and withhold from Employee's compensation such sums as are required by law to be deducted and withheld.

         6. EVENTS CAUSING TERMINATION OF EMPLOYMENT. Employee's employment with the Company shall terminate prior to the expiration of the Term, without further obligation on the part of the Company, except as provided in this Agreement, only upon the occurrence of any of the following events:

                  A.  The voluntary resignation of Employee;

                  B.  The death of Employee;

                  C. The discharge of Employee for misconduct, dishonesty or fraud on Employee's part in connection with the performance of any duties hereunder;

                  D. The discharge of Employee for a material breach by Employee of any of the terms of Sections 8, 9 or 11 of this Agreement;

                  E. The discharge of Employee upon a determination by the Board, acting in good faith and with reasonable justification, that Employee's performance has been unsatisfactory, after first having given written notice to the Employee that the Employee's performance has been unsatisfactory (which notice shall set forth in reasonable detail the nature of the unsatisfactory performance), and Employee having failed to cure such unsatisfactory performance within thirty (30) days thereafter to the reasonable satisfaction of the Company;

                  F. The discharge of Employee upon a determination that Employee has been unable, for any continuous period of at least three (3) months, or for shorter periods aggregating three (3) months during any 12-month period, to perform his duties hereunder by reason of injury, illness or other physical or mental disability (such determination to be made by agreement between the Company and Employee, or, in the event the Company and Employee are unable to agree on such determination, and upon written notice thereof by either party to the other, then each of the Company and Employee shall, within ten (10) days after such notice is given, select a qualified and licensed physician, and such physicians together shall select a third licensed and qualified physician who will make such determination within thirty (30) days after his or her appointment and whose determination shall be binding upon all parties hereto); or

                  G. The discharge of Employee for conviction of Employee of a crime involving moral turpitude.

         7.       PAYMENTS TO EMPLOYEE UPON TERMINATION OF EMPLOYMENT.

                  A. Subject to the provisions of Sections 7(B) and 7(C) below, in the event Employee's employment with the Company shall terminate during the Term for any reason including termination as provided in Section 6, or thereafter pursuant to Section 2: [i] Employee's Salary shall be prorated and paid through the date of termination; and [ii] all unvested options to purchase common stock of the Company shall cease and terminate as of the date of termination.

                  B. In the event of Employee's termination pursuant to
Section 6(B) or 6(F) hereof, Employee shall be entitled to receive, at such time as it would otherwise be payable, any Incentive Cash Bonus which would have been payable, based upon the Company's performance over the full fiscal year, prorated for that portion of the fiscal year during which the Employee was employed by the Company.

                  C. In the event of Employee's termination pursuant to
Section 6(F), the Company agrees to continue to pay Employee's full Salary during such period of disability, said payments to continue for a maximum of six (6) months. Thereafter, Employee shall be paid disability benefits pursuant to the disability insurance, if any, established by the Company and in which Employee participates pursuant to Section 4(D) of this Agreement.

                  D. In the event of Employee's termination of employment prior to the expiration of the Term, for any reason other than those reasons set forth in Section 6 of this Agreement, the Company shall [i] pay Employee in equal monthly installments for a period of twelve (12) months from the date of termination (the "Severance Period"), an amount, in the aggregate, equal to Employee's annual Salary in effect at the date of termination, which installments shall be mitigated and reduced by the amount of any compensation paid to Employee by another employer for services performed during the Severance Period (and Employee agrees in good faith to seek to obtain and maintain such other employment during the Severance Period), and [ii] pay Employee at such time as it otherwise would have been payable, the Incentive Cash Bonus, if any, which would have been payable, based upon the Company's performance over the full fiscal year, prorated for that portion of the fiscal year during which Employee was employed by the Company.

         8.       CHANGE IN CONTROL.

                  A. Notwithstanding Sections 6 and 7 of this Agreement to the contrary, if Employee's employment with the Company and/or its subsidiaries or a successor is terminated by the Company within twelve (12) months following a Change in Control, as defined herein, (i) for any reason (unless such termination is pursuant to Section 6 of this Agreement) or (ii) by Employee for Good Reason (as defined herein), Employee shall be entitled to the following compensation and benefits:

                     [1] the Company shall pay to Employee all of Employee's compensation earned or accrued through the date of termination but not paid as of the date of termination, including base salary in effect as of the date termination, vacation pay, and any incentive compensation which has been awarded or allocated to Employee for a fiscal year preceding the termination date but has not yet been paid; and

                     [2] the Company shall pay Employee (i) in equal monthly installments for a period of twelve (12) months form the date of termination, an amount, in the aggregate, equal to the Employee's Salary in effect of the date of termination, and (ii) at such time as it otherwise would have been payable, the Incentive Cash Bonus, if any, which would have been payable, based upon the Company's performance over the full fiscal year, prorated for that portion of the fiscal year during which Employee was employed by the Company.

                  B. CHANGE IN CONTROL. The term "Change in Control" shall have the same meaning as contained in Employee's Stock Option Agreement dated the date hereof.

                  C. GOOD REASON. The term "Good Reason" means the occurrence after a Change in Control of any of the following events or conditions:

                     [1] a significant adverse change in Employee's duties or responsibilities form those in effect at any time within ninety (90) days preceding the date of a Change in Control or a change in Employee's reporting responsibilities or offices as in effect immediately before a Change in Control (it being understood that the failure of Employee to have duties or responsibilities after the Change in Control comparable to those in effect immediately before the Change in Control shall constitute a significant adverse change in duties or responsibilities);

                     [2] a reduction in Employee's base salary or the failure by the Company to increase Employee's base salary each year after a Change in Control by an amount which at least equals, on a percentage basis, the mean average percentage increase in base salary for all officers of the Company during the two (2) full calendar years immediately preceding a Change in Control;

                     [3] the Company's failure to provide employee benefits to Employee which are comparable to those provided to similarly situated employees of the Company; or

                     [4] the taking of any action by the Company or successor not required by law which would adversely affect Employee's participation in or materially reduce

Employee's benefits under any benefit, compensation or bonus plan or arrangement in which Employee is participating immediately preceding the Change in Control, or deprive Employee of any material fringe benefit enjoyed by Employee at the time of the Change in Control.

         9.       COVENANTS NOT TO SOLICIT OR COMPETE.

                  A. NON-COMPETITION. Employee recognizes one of the inducements for the Company to enter into this agreement of employment is the understanding that the Employee will not compete or interfere, directly or indirectly, for a period of time after the termination of Employee's employment with the Company. Employee further recognizes and acknowledges that, in consideration of the scope of the business of the Company and the nature of the services Employee provides to the Company, and in order to protect the Company's legitimate interests, Employee's covenant not to compete must include each of the areas where the Company currently does business, which areas include Alabama, Arizona, California, District of Columbia, Florida, Georgia, Maryland, Michigan, Missouri, North Carolina, New Jersey, Nevada, Ohio, Oregon, Tennessee, Texas, Virginia and Washington (collectively, the "Territory"), to the extent Employee hereafter actively performs, supervises or assists in the Company's business in such areas or has material contact with customers of the Company within such areas. Employee agrees that this Agreement shall be amended by Employee and Company from time to time to reflect any changes in the Territory for which Employee shall have responsibilities. In consideration of the covenants herein, Employee agrees that for the period Employee is employed by the Company (whether during the Term or after the Term ends) and for a one-year period immediately following the termination of his employment with the Company for any reason whatsoever, Employee shall not, within the Territory, in any manner, directly or indirectly or by assisting others, engage in any business which is the same or essentially the same as the business of the Company, such business being the business of real estate information services, including commercial and residential real estate appraisals, home inspections, title services, flood determinations, energy audits, and related property information services as an manager or as a supervisor, administrator, executive, senior or management level employee, owner, proprietor, shareholder or consultant performing duties the same as or substantially similar to those performed by Employee hereunder; provided that Employee shall not be restricted from owning less than 3% of the outstanding shares of a company whose shares are publicly traded.

                  B. NON-SOLICITATION. Employee agrees that for the period Employee is employed by the Company (whether during the Term or after the Term ends) and for a one-year period immediately following the termination of Employee's employment with the Company for any reason whatsoever, Employee shall not (other than in the regular course of the Company's business), within the Territory, solicit, directly or indirectly, business of the type then being performed therein by the Company from any person, partnership, corporation or other entity which [a] is a customer of the Company within the Territory at the time Employee's employment with the Company terminates, including an actively-sought prospective customer, or [b] was such a customer within the two-year period immediately prior thereto, for the purposes of providing products or services that are competitive with those provided by the Company, provided that in the case of either [a] or [b], Employee had material contact with such customer during and as a part or result of Employee's employment with the Company.

         10.      NON-INDUCEMENT AND NON-DISCLOSURE.

                  A. NON-INDUCEMENT. Employee agrees that for the period Employee is employed by the Company (whether during the Term or after the Term ends) and for a two-year period immediately following the termination of Employee's employment with the Company for any reason whatsoever, Employee shall not directly or indirectly, individually or on behalf of persons not parties to this Agreement, aid or endeavor to solicit or induce any of the Company's employees to leave their employment with the Company in order to accept employment with Employee or another person, partnership, corporation or other entity.

                  B. NON-DISCLOSURE. At no time shall Employee divulge, furnish or make accessible to anyone (other than in the regular course of the Company's business) any knowledge or information with respect to confidential information or data of the Company, or with respect to any confidential information or data of any of the customers of the Company, or with respect to any other confidential aspect of the business or products or services of the Company or its customers.

         11. INJUNCTIVE RELIEF FOR BREACH: ENFORCEABILITY. Employee agrees that Company may not be adequately compensated by damages for a breach by Employee of any of the covenants contained in Sections 8 and 9, and that, in addition to all other remedies, the Company shall be entitled to injunctive relief and specific performance. The covenants contained in Sections 8 and 9 shall be construed as separate covenants, and if any court shall finally determine that the restraints provided for in any such covenants are too broad as to the geographic area, activity or time covered, said area, activity or time covered may be reduced to whatever extent the court deems reasonable and such covenants shall be enforced as to such reduced area, activity or time and Employee expressly agrees that this Agreement, as so amended, shall be valid and binding.

         12.      PROPRIETARY RIGHTS.

                  A. RECOGNITION OF COMPANY'S RIGHTS; NONDISCLOSURE. At all times during the term of Employee's employment and thereafter, Employee will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with his work for the Company, or unless the Chief Executive Officer or the Board of Directors of the Company expressly authorizes such in writing. Employee shall and hereby does assign to the Company any rights Employee may have or acquire in such Proprietary Information and recognizes that all Proprietary Information shall be the sole property of the Company and its assigns and that the Company and its assigns shall be the sole owner of all patent rights, copyrights, trade secret rights and all other rights throughout the world (collectively, "Proprietary Rights") in connection therewith. The term "Proprietary Information" shall mean trade secrets, confidential knowledge, data or any other proprietary information of the Company which the Company treats as confidential with respect to the general public. By way of illustration but not limitation, "Proprietary Information" includes (a) inventions, trade secrets, ideas, processes, formulas, data, programs, other words of authorship, know-how, improvements, discoveries, developments, designs and techniques relating to the business or proposed products of the Company and which were learned or discovered by Employee during the term of his employment with the Company (hereinafter collectively referred to as "Inventions"); and (b) information regarding plans for research, development, new products and services, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers which were learned or discovered by Employee during the term of his employment with the Company, and information regarding the skills and compensation of other employees of the Company. For purposes of this Agreement, the term "Proprietary Information" shall not include information that Employee can show by competent proof (i) was known to Employee prior to disclosure by the Company;
(ii) was generally known to the public at the time Company disclosed the information to Employee; (iii) became generally known to the public after disclosure by the Company through no act or omission of Employee; or (iv) was disclosed to Employee by a third party having a bona fide right both to possess the information and to disclose it to Employee.

                  B. THIRD PARTY INFORMATION. Employee understands, in addition, that the Company may from time to time receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty of the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of his employment and thereafter, Employee will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with his work for the Company, Third Party Information unless expressly authorized by the Chairman or Chief Executive Officer of the Company in writing.

                  C. ASSIGNMENT OF INVENTIONS.

                     [1] Employee shall and hereby does assign to the Company all right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes that were made or conceived or reduced to practice or learned by Employee, either alone or jointly with others, during the period of his employment with the Company.

                     [2] Employee shall and hereby does acknowledge that all original works of authorship which are made by Employee (solely or jointly with others) during the term of his employment with the Company and that are within the scope of his employment and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act (17 U.S.C., Section 1201). Inventions assigned to or as directed by the Company by this Section 11.C are hereinafter referred to as "Company Inventions."

                  D. ENFORCEMENT OF PROPRIETARY RIGHTS. Employee will assist the Company in every proper way to obtain and from time to time enforce United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end Employee will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, Employee will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. Employee's obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of Employee's employment, but the Company shall compensate Employee at a reasonable rate after Employee's termination for the time actually spent by Employee at the Company's request on such assistance. In the event the Company is unable for any reason, after reasonable effort, to secure Employee's signature on any document needed in connection with the actions specified in the preceding, Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee's agent and attorney in fact, to act for and in Employee's behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph thereon with the same legal force and effect as if executed by Employee. Employee hereby waives and quitclaims to the Company any and all claims, of any nature whatsoever, which Employee now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

                  E. PRIOR INVENTIONS. Inventions, if any, patented or unpatented, which Employee made prior to the commencement of employment with the Company are excluded from the scope of this Agreement.

                  F. RETURN OF COMPANY DOCUMENTS. When Employee leaves the employ of the Company, Employee will deliver to the Company all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Invention, Third Party Information or Proprietary Information of the Company. Employee further agrees that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice.

                  G. LEGAL AND EQUITABLE REMEDIES. Because Employee's services are personal and unique and because Employee may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Section 11 of the Agreement and any of its provisions by injunctions, specific performance or other equitable relief, without bond, without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

         13. NOTICES. All notices and other communications hereunder shall be in writing and shall be given or made by hand delivery, or by certified or registered mail, return receipt requested, postage prepaid, or by telegram, as follows, or to such other person or address as shall be hereafter designated by notice given in accordance with this Section:

              If to the Company:              Primis, Inc.
                                              Attn:  James Schaper
                                              Suite 320
                                              11475 Great Oaks Way
                                              Alpharetta, Georgia  30022

              With a copy to:                 Primis, Inc.
                                              11475 Great Oaks Way
                                              Suite 320
                                              Alpharetta, Georgia  30022
                                              Attn:  Chief Legal Officer

              If to Employee:                 David A. Post
                                              720 Fawn Ridge Court
                                              Roswell, GA  30075

Any notice or other communication hereunder shall be deemed to have been duly given or made if made by hand, when delivered against receipt therefor or when attempted delivery shall be rejected, as the case may be, if made by letter, upon deposit thereof in the mail, postage prepaid, registered or certified, with return receipt requested, and if made by telegram, facsimile or reputable overnight courier when sent. Notwithstanding the foregoing, any notice or other communication hereunder which is actually received by a party hereto shall be deemed to have been duly given or made to such party.

         14.      MISCELLANEOUS.

                  A. ASSIGNMENT. This is a contract for personal services by Employee and may not be assigned by Employee. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                  B. WAIVER OF BREACH. Failure or delay by either party to insist upon compliance with any provision hereof shall not operate as, and is not to be construed as, a waiver or amendment of such provision. The waiver by either party of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach, whether occurring under similar or dissimilar circumstances.

                  C. ENTIRE AGREEMENT: CANCELLATION OF PRIOR AGREEMENTS. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof. It may not be changed orally, but only by an amendment in writing signed by the parties hereto. All prior agreements or understandings concerning Employee's employment by the Company are hereby canceled and superseded by this Agreement.

                  D. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remainder of this Agreement.

                  E. HEADINGS. The headings contained in this Agreement are for convenience only and shall not be deemed a part of this Agreement in construing or interpreting the provisions hereof.

                  F. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia. In connection with the enforcement of this Agreement, the parties consent to jurisdiction in the courts of Georgia. The prevailing party in any action to enforce this Agreement shall be entitled to attorneys' fees from the non-prevailing party.

                  G. REMEDIES. In accordance with O.C.G.A. ss. 9-9-2(c)(9), as evidenced by the parties affixing their initials hereon next to this
Section 14.G., any controversy arising out of, or relating to, this Agreement or any modification or extension of this Agreement, including any claim for damages, rescission, specific performance or other legal or equitable relief, shall be settled by arbitration in the City of Atlanta, State of Georgia, in accordance with the rules then obtaining of the American Arbitration Association. The determination of the arbitrator when made shall be binding upon all parties bound by the terms of this Agreement. Judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction. The foregoing notwithstanding, the Company shall have the right to seek injunctive relief from any court of competent jurisdiction in the event of any breach or threatened breach of Sections 8, 9 or 11 of this Agreement. Initials: Company: ______________; Employee: _____________________.

                  H. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the undersigned have executed this Employment Agreement on the date set forth below but effective as of the day and year first written on page 1 of this Agreement.

                                      PRIMIS, INC.

                                      By:__________________________________
Dated:  ___________, 2000
                                      Title:________________________________



Dated:  ___________, 2000             _____________________________________
                                      David A. Post

                                    EXHIBIT A


CORPORATE BONUS PLAN

EXECUTIVE/DIRECTOR LEVEL                                      JANUARY 2000

---------------------------------------------------------------------------

PURPOSE

This bonus plan reflects our goal of having a portion of every employee's, that manages/supervises others or key individual contributors, total compensation "at risk". Specific company financial targets and individual or functional area goals and objectives will be consistent with the overall company operating plan for 2000.

OVERVIEW

The bonus plan consists of the following components:

    1. Corporate financial objectives measured by:
       a. Revenue
       b. E-commerce Revenues
       c. Earnings Before Interest, Tax, Depreciation, and Amortization
          (EBITDA)
    2. Individual and/or functional area goals and objectives

EFFECTIVE DATE

This bonus plan is effective January 1, 2000 and supercedes all prior bonus plans and /or incentive arrangements for eligible employees. This plan pays out annually after publication of audited financial statement.

BONUS BANDS

Eligible employees would have 25%-60% of base salary in bonus potential at 100% plan achievement.

ELIGIBLE PARTICIPANTS

This plan includes all Executives (excludes CEO) and Directors currently employed and those beginning employment after January 1, 2000 on a pro-rata basis.

BONUS COMPOSITE PERCENTAGES

1. Achievement of corporate financial objective = 40 - 75%
2  Achievement of individual objectives = 25 - 75%

Proportionate combination of the above comprise 100% of target bonus. Proportions determined individually. Example: $100,000 base salary, target bonus of 30% or $30,000 with 50% ($15,000) corporate component and 50% ($15,000) individual component.

PAY-OUT SCHEDULE

1.  ACHIEVEMENT OF CORPORATE 2000 FINANCIAL GOALS*                      PAY-OUT
    ---------------------------------------------------------------------------

                  0 - 89%                                                     0%
                  90 - 99%                                                   50%
                  100%                                                      100%
                  101 - 110%                                                125%
                  111 - 125%                                                150%
                  126 - 150%+                                               200%


2.   ACHIEVEMENT OF INDIVIDUAL OBJECTIVES                               PAY-OUT
     --------------------------------------------------------------------------
                  below 50%                                                  0%
                  50 - 99%                                                  50%
                  100%                                                     100%



*No bonus will be paid if a minimum of 90% of the company's financial plan is not achieved in either bonus category.

                                                                         [LOGO]

                              2000 Corporate Bonus

PLAN DESCRIPTION

                           -EXECUTIVE/DIRECTOR LEVEL-

EMPLOYEE NAME: David A. Post

EMPLOYEE TITLE: Executive Vice President & Chief Financial Officer

2000 TOTAL BONUS TARGET AMOUNT AT 100% OF ACHIEVEMENT OF PLAN:  $100,000
-------------------------------------------------------------

BONUS COMPONENTS
----------------

         PRIMIS FINANCIAL TARGETS:
         -------------------------
         -2000 Total Revenue                $TBD
         -2000 E-Commerce Revenue           $TBD
         -2000 EBITDA                       $TBD

         BONUS TARGET AT 100%:  $75,000
         --------------------

         INDIVIDUAL/FUNCTIONAL AREA OBJECTIVES:
         --------------------------------------
         1. TBD
         2. TBD
         3. TBD
         4. TBD
         5. TBD

         BONUS TARGET AT 100% ACHIEVEMENT:  $ 25,000
         --------------------------------

BONUS PAY-OUT GUIDELINES:

1. Bonus pay-out will occur annually after publication of the audited financial statement.

2. No pay-out will occur for corporate or individual/functional area bonus components if a minimum of 90% of the company's financial targets are not met.

3. Bonus pay-out for the corporate component within the performance bands will be calculated linearly within pay-out bands.
   EXAMPLE:  90% achievement pays 50% of bonus
             95% achievement pays 75% of bonus

4. Participant must be an employee at the time of bonus pay-out.

5. New hires that join Primis after 1-1-2000 will be eligible for a pro-rated bonus based start date, and new hires who join Primis after October 1, 2000 will not be eligible for a bonus based on 2000 results.

6. The BOD and the CEO can change the plan without notice.


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